As filed with the Securities and Exchange Commission on April 17, 2003.

Registration No. 333-24735

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

 BNCCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0402816 (I.R.S. Employer Identification No.)

322 East Main, Bismarck, North Dakota 58501
 (address, including zip code,
of Registrant's principal executive offices)

BNCCORP, Inc. 401(k) Savings Plan
(Full title of the plan)

Gregory K. Cleveland
President and Chief Executive Officer
322 East Main
Bismarck, North Dakota 58501
(701) 250-3040
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Margaret F. Murphy, Esq.
Jones, Walker, Waechter, Poitevent, Carrére & Denégre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

Termination of Registration Statement

                The registrant hereby files this Post-Effective Amendment No. 1 to terminate Registration Statement No. 333-24735 to reflect that all of the securities registered under this Registration Statement have been sold in accordance with and pursuant to the registrant’s 401(k) Savings Plan.

SIGNATURES

                The Registrant.     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on April 17, 2003.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland President and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracy Scott	Chairman of the Board and Director	April 17, 2003
Tracy Scott

/s/ Gregory K. Cleveland	Director, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)	April 17, 2003
Gregory K. Cleveland

/s/ Brenda L. Rebel	Chief Financial Officer and Director (Principal Accounting Officer)	April 17, 2003
Brenda L. Rebel

/s/ Terrence M. Scali	Director	April 17, 2003
Terrence M. Scali

/s/ John A. Hipp, M.D.	Director	April 17, 2003
John A. Hipp, M.D.

/s/ Richard M. Johnsen, Jr.	Director	April 17, 2003
Richard M. Johnsen, Jr.

/s/ Denise Forte-Pathroff, M.D.	Director	April 17, 2003
Denise Forte-Pathroff, M.D.

/s/ David A. Erickson	Director	April 17, 2003
David A. Erickson

/s/ Jerry R. Woodcox	Director	April 17, 2003
Jerry R. Woodcox

                The Plan.     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bismark, State of North Dakota on April 17, 2003.

BNCCORP, INC. 401(K) SAVINGS PLAN

By:	/s/ Michael T. Schmitz
Michael T. Schmitz
Chairman, BNCCORP, Inc. 401(k) Savings Plan Administrative Committee